Exhibit 4.5

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 9, 2024, by and among Liberty Media Corporation, a Delaware corporation (the “Original Issuer”), Liberty Sirius XM Holdings Inc., a Delaware corporation (the “Successor”), as a Qualified Successor Entity, and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Original Issuer and the Trustee entered into an Indenture, dated as of November 26, 2019 (as amended by that certain First Supplemental Indenture, dated as of August 30, 2024, the “Indenture”), providing for the issuance of the Original Issuer’s 2.75% Exchangeable Senior Debentures due 2049 (the “Debentures”);

WHEREAS, on August 23, 2024, at a special meeting of stockholders of the Original Issuer, the Original Issuer received the requisite vote of its stockholders to, among other things, redeem (the “Split-Off”) each outstanding share of the Original Issuer’s Liberty SiriusXM Common Stock in exchange for shares of common stock of the Successor (“Successor Common Stock”);

WHEREAS, following the Split-Off, the Successor will be a “Qualified Successor Entity” under the Indenture;

WHEREAS, the Split-Off constitutes a “Permitted Transaction” under the Indenture;

WHEREAS, Section 9.01(b) of the Indenture permits the Original Issuer to transfer and assign its rights and liabilities as obligor and maker of the Debentures and its obligations under the Indenture to a Qualified Successor Entity in connection with a Permitted Transaction (the “Permitted Transfer”);

WHEREAS, pursuant to Section 9.01(b) of the Indenture, on August 23, 2024, the Original Issuer notified the Holders that the Permitted Transfer shall be treated as a Fundamental Change for purposes of Section 12.02 of the Indenture;

WHEREAS, Section 8.01(c) permits the Original Issuer to amend the Indenture without the consent of Holders to provide for the assumption by a Qualified Successor Entity of the obligations of the Original Issuer pursuant to Article IX;

WHEREAS, Sections 9.01(b) and 9.02(b) of the Indenture require, and each of the Original Issuer and the Successor desire for, the Permitted Transfer to be effected pursuant to this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Original Issuer and the Successor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Original Issuer, the Successor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Effectiveness. Once executed by the parties hereto, the terms of this Supplemental Indenture shall become effective, without further action on the part of the Original Issuer, the Successor, the Trustee or any Holder, from and after the effective time of the Split-Off (the “Split-Off Effective Time”).

3.	Assumption of Obligations. Pursuant to Sections 8.01(c), 9.01(b) and 9.02(b) of the Indenture, (x) the Original Issuer hereby elects to transfer and assign its rights and liabilities as obligor and maker of the Debentures and its obligations under the Indenture to the Successor and the Successor hereby expressly assumes all of the same of the Original Issuer under the Indenture and the Debentures, including, but not limited to the due and punctual payment of the principal of, accrued and unpaid interest on and any unpaid Additional Distributions with respect to all of the Debentures and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Original Issuer as if the Successor had been named in the Indenture as the “Company” in the first paragraph of the Indenture and (y) the Original Issuer shall be forever released from its liabilities as obligor and maker of the Debentures and from its obligations under the Indenture.

4.	Amendments to the Indenture.

(a)            For all purposes of the Indenture and the Debentures, the following definitions in Section 1.01 of the Indenture are amended and restated to read in full as follows:

“Company” means Liberty Sirius XM Holdings Inc., a Delaware corporation, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor.

“Offering Memorandum” means the final offering memorandum of Liberty Media Corporation dated November 21, 2019, related to the offering and sale of the Debentures.

“Purchase Agreement” means the Purchase Agreement, dated November 21, 2019, among Liberty Media Corporation and the Initial Purchasers relating to the offer and sale of the Debentures.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States federal income tax purposes pursuant to Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder.

(b)            For all purposes of the Indenture and the Debentures, Section 1.01 of the Indenture is amended by adding the following defined terms in appropriate alphabetical order:

“New SiriusXM Common Stock” means shares of the Company’s common stock, par value of $0.001 per share.

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of September 9, 2024, by and among the Company, Liberty Media Corporation and the Trustee.

(c)            For all purposes of the Indenture and the Debentures, the Indenture and Debentures are hereby amended by deleting each reference to the term “Liberty SiriusXM Common Stock” and “LSXMK” and replacing such term with “New SiriusXM Common Stock”.

(d)            Section 13.05 of the Indenture is hereby amended to include the following as a new paragraph at the beginning thereof:

The following paragraph of this Section 13.05 applies to the Debentures only for taxable periods (or portions thereof) prior to the effectiveness of the Second Supplemental Indenture.”

(e)            Exhibit A of the Indenture is hereby amended to include the following as new paragraphs at the beginning thereof:

“FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR TAXABLE PERIODS (OR PORTIONS THEREOF) FOLLOWING THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE, A HOLDER MAY OBTAIN THE COMPANY’S DETERMINATION OF WHETHER THE DEBENTURE WAS ISSUED WITH ORIGINAL DISCOUNT AND, IF SO, THE INFORMATION REQUIRED TO BE PROVIDED UNDER U.S. TREAS. REG. SEC. 1.1275-3 BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 1221 AVENUE OF THE AMERICAS, NEW YORK, NY 10020 ATTENTION: NEIL LEIBOWITZ.

THE FOLLOWING TWO PARAGRAPHS, AND THE PARAGRAPH REGARDING THE TREATMENT UNDER U.S. TREASURY REGULATION SECTION 1.1275-4(B), APPLY TO A DEBENTURE ONLY FOR TAXABLE PERIODS (OR PORTIONS THEREOF) PRIOR TO THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE.”

5.	Debentures. The Debentures are hereby amended to the extent necessary to be consistent with the other amendments to the Indenture effected by this Supplemental Indenture. The parties hereto hereby agree that the Original Issuer and the Successor shall not be required under Section 8.04 of the Indenture to issue a new Global Debenture reflecting the terms amended in accordance with this Supplemental Indenture. The parties further agree that any Debentures issued after the date of this Supplemental Indenture shall reflect the terms of the Indenture as amended by this Supplemental Indenture and any subsequent amendments or supplemental indentures.

6.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

7.	Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and/or any related document, instrument or certificate and of signature pages hereof and thereto by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture and/or any related document, instrument or certificate as to the parties hereto and thereto and may be used in lieu of the original hereof and thereof for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8.	Effect of Headings. The section headings of this Supplemental Indenture have been inserted for the convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.	Successors. All the agreements of the Company, the Successor and Trustee contained in this Supplemental Indenture shall bind each of their successors and assigns.

10.	Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

11.	Waiver of Jury Trial. EACH OF THE ORIGINAL ISSUER, THE SUCCESSOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LIBERTY MEDIA CORPORATION, as Original Issuer

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

LIBERTY SIRIUS XM HOLDINGS INC., as Successor

By:	/s/ Jessica Moore
Name:	Jessica Moore
Title:	Vice President and Assistant Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	/s/ Christopher J. Grell
Name:	Christopher J. Grell
Title:	Vice President

Signature Page to Second Supplemental Indenture